Registration No. 333-21277



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549
                           ___________________________

                                 AMENDMENT NO. 1
                                       TO

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                               __________________

                              SNAP-ON INCORPORATED
             (Exact name of registrant as specified in its charter)

             Delaware                                           39-0622040
    (State or other jurisdiction                            (I.R.S. Employer
   of incorporation or organization)                      Identification No.)

                2801 - 80th Street
                Kenosha, Wisconsin                              53141-1410
     (Address of principal executive offices)                   (Zip Code)

             Snap-on Tools Corporation 401(k) Personal Savings Plan
                    Sun Electric Corporation Retirement Plan
         Snap-on Tools Corporation Personal Savings Plan for Collective
                                 Bargained Groups

            Snap-on Incorporated 401(k) Savings Plan for Subsidiaries

                            (Full title of the plan)

                           __________________________


                                 S. F. Marrinan
                   Vice President, Secretary & General Counsel
                               2801 - 80th Street
                         Kenosha, Wisconsin  53141-1410
                                 (414) 636-5200
            (Name, address and telephone number, including area code,
                              of agent for service)

                        _________________________________


             Pursuant to Rule 429, the Prospectus referred to herein also relates to the Registrant's Registration Statement on Form S-8, Registration No. 33-57898.

             In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

             The document or documents containing the information specified in Part I are not required to be filed with the Securities and Exchange Commission (the "Commission") as part of this Form S-8 Registration Statement.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

   Item 3.   Incorporation of Documents by Reference.

             The following documents filed with the Commission by Snap-on Incorporated (the "Company") or by the Snap-on Tools 401(k) Personal Savings Plan, the Sun Electric Corporation Retirement Plan, the Snap-on Tools Corporation Savings Plan for Collective Bargained Groups or the Snap-on Incorporated 401(k) Savings Plan for Subsidiaries (collectively, the "Plans") are hereby incorporated herein by reference:

             1. The Company's Annual Report on Form 10-K for the year ended January 3, 1998, which includes certified financial statements of the Company as of and for the year ended January 3, 1998.

             2. The Plans' Annual Reports on Form 11-K for the year ended December 28, 1996, as applicable, which include certified financial statements of the Plans as of and for the year ended January 3, 1998.

             3. All other reports filed since January 3, 1998 by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934.

             4.   The description of the Company's Common Stock contained in
   Item 1 of the Company's Registration Statement on Form 8-A, dated January 12, 1978, including any amendment or report filed for the purpose of updating such description.

             5. The description of the Company's Preferred Stock Purchase Rights contained in Item 1 of the Company's Registration Statement on Form 8-A, dated October 14, 1997, including any amendment or report filed for the purpose of updating such description.

             All documents subsequently filed by the Company or the Plans pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of filing of this Registration Statement and prior to such time as the Company files a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

   Item 4.   Description of Securities.

             Not applicable.

   Item 5.   Interests of Named Experts and Counsel.

             Not applicable.

   Item 6.   Indemnification of Directors and Officers.

             Section 145 of the Delaware General Corporation Law permits corporations to indemnify directors and officers. The statute generally requires that to obtain indemnification the director or officer must have acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation; and, additionally, in criminal proceedings, that the officer or director had no reasonable cause to believe his conduct was unlawful. In any proceeding by or in the right of the corporation, no indemnification may be provided if the director or officer is adjudged liable to the corporation (unless ordered by the court). Indemnification against expenses actually and reasonably incurred by a director or officer is required to the extent that such director or officer is successful on the merits in the defense of the proceeding. The Company's Bylaws provide generally for indemnification, to the fullest extent permitted by Delaware law, of a director and officer who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding"), by reason of the fact that he is or was a director or officer of the Company or was serving at the request of the Company as a director, officer, employee or agent of certain other related entities. The Bylaws provide that the indemnification will cover all costs, charges, expenses, liabilities and losses reasonably incurred by the director or officer. The Bylaws further provide that a director or officer has the right to be paid expenses incurred in defending a proceeding, except the amount of any settlement, in advance of its final disposition upon receipt by the Company of an undertaking from the director or officer to repay the advances if it is ultimately determined that he is not entitled to indemnification.

             The Company has entered into Indemnification Agreements with its directors and certain officers. The Indemnification Agreements provide generally that the Company must promptly advance directors and certain officers all reasonable costs of defending against certain litigation upon request, and must indemnify such director or officer against liabilities incurred in connection with such litigation to the extent that such director or officer is successful on the merits of the proceeding, or, if unsuccessful, to the extent that such director or officer acted in good faith. However, no indemnification will be made under the Agreement if the director or officer is found to not have acted in good faith. The advance is subject to repayment under certain circumstances.

             The directors and officers of the Company are also covered by insurance policies indemnifying them (subject to certain limits and exclusions) against certain liabilities, including certain liabilities arising under the Securities Act of 1933, as amended, which might be incurred by them in such capacities and against which they cannot be indemnified by the Company.

   Item 7.   Exemption from Registration Claimed.

             Not Applicable.

   Item 8.   Exhibits.

             The exhibits filed herewith or incorporated herein by reference are set forth on the attached Exhibit Index.

             The undersigned Registrant has submitted the Plans to the Internal Revenue Service ("IRS") in a timely manner and has made all changes required by the IRS in order to qualify the Plans under Section 401 of the Internal Revenue Code of 1986, as amended.

   Item 9.   Undertakings.

             (a)  The undersigned Registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

   provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in the Registration Statement.

             (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

             (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

             Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kenosha, State of Wisconsin, on March 31, 1998.

                                      SNAP-ON INCORPORATED



                                      By:  /s/ D. S. Huml
                                           D. S. Huml
                                           Senior Vice President - Finance
                                           and Chief Financial Officer


             Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         Signatures                         Title             Date



    R. A. Cornog*               Chairman of the Board,        March 31, 1998
                                President and Chief
                                Executive Officer (Principal
                                Executive Officer)


    /s/ D. S. Huml              Senior Vice President-        March 31, 1998
    D. S. Huml                  Finance and Chief Financial
                                Officer (Principal Financial
                                Officer)


    /s/ N. T. Smith             Controller (Principal         March 31, 1998
    N. T. Smith                 Accounting Officer)


                                Director                      March 31, 1998
    B. M. Beronja*

    D. W. Brinckman*            Director                      March 31, 1998



    B. S. Chelberg*             Director                      March 31, 1998


    R. J. Decyk*                Director                      March 31, 1998



    L. A. Hadley*               Director                      March 31, 1998


    A. L. Kelly*                Director                      March 31, 1998



    G. W. Mead*                 Director                      March 31, 1998



    E. H. Rensi*                Director                      March 31, 1998


                                Director                      March 31, 1998
    R. F. Teerlink



   *By:/s/ D. S. Huml
       D.S. Huml
       Attorney-in-Fact

             Pursuant to the requirements of the Securities Act of 1933, the following persons who administer the respective employee benefit plans have duly caused this Registration Statement to be signed on behalf of each by the undersigned, thereunto duly authorized, in the city of Kenosha, State of Wisconsin, on March 31, 1998.

                                      Snap-on Tools Corporation 401(k)
                                      Personal Savings Plan

                                      Sun Electric Corporation Retirement
                                      Plan
                                      Snap-on Tools Corporation Personal
                                      Savings Plan for Collective Bargained
                                      Groups

                                      Snap-on Incorporated 401(k) Savings
                                      Plan for Subsidiaries


                                      By:/s/ Donald S. Huml
                                           Donald S. Huml
                                           Senior Vice President - Finance
                                           and Chief Financial Officer

                                  EXHIBIT INDEX


    Exhibit No.                      Exhibit

    (4.1) Restated Certificate of Incorporation of the Company (incorporated herein by reference to Exhibit 3(a) to the Company's Annual Report on Form 10-K for the fiscal year ended January 3, 1998, File No. 1-7724).

    (4.2) Bylaws of the Company (incorporated herein by reference to Exhibit 3(b) to the Company's Annual Report on Form 10-K for the fiscal year ended December 30, 1995, File No. 1-7724).

    (4.3) Rights Agreement dated as of August 22, 1997 between the Company and First Chicago Trust Company of New York, as Rights Agent (incorporated herein by reference to Exhibit 4 to the Company's Current Report on Form 8-K dated August 22, 1997, File No. 1-7724).

    (5)          Opinion of Susan F. Marrinan, Esq.*

    (23.1)       Consent of Arthur Andersen LLP.

    (23.2)       Consent of Susan F. Marrinan, Esq.*
                 (contained in Exhibit 5 hereto)

    (24)         Power of Attorney*

   * Previously filed